Exhibit 10.1

Amendment No. 6 to Collaboration and License Agreement

This Amendment No. 6 to Collaboration and License Agreement (this “Amendment No. 6”) is made and effective as of April 23, 2018 by and between Proteostasis Therapeutics, Inc., a corporation existing under the laws of the State of Delaware, having a place of business at 200 Technology Square, 4th Floor, Cambridge, MA 02139 (“PTI”) and Astellas Pharma Inc., a Japanese corporation having its principal place of business at 5-1 Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8411, Japan (“Astellas”). Each of Astellas and PTI is sometimes referred to individually herein as a “Party” and collectively as the “Parties”.

Reference is hereby made to that certain Collaboration and License Agreement dated November 4, 2014 and amended on May 1, 2015, August 5, 2015, December 1, 2015, January 31, 2016, and July 31, 2016 by and between the Parties (the “Agreement”). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Parties now wish to further amend the Agreement pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Section 1.155 is deleted in its entirety and replaced with the following language:

1.155. “Research Term” means, (a) for the Initial Project, the period beginning on the Effective Date and, unless earlier terminated in accordance with Section 12.2(b)(ii) (Project Termination), ending on December 4th, 2018; (b) for each Additional Project, unless earlier terminated in accordance with Section 12.2(b)(ii) (Project Termination), the four (4) year period beginning on the date on which the JRC approves the Research Plan for such Additional Project; and (c) for the Agreement as a whole, the period beginning on the Effective Date and ending at the conclusion of the last Research Term to expire or terminate, as each such Research Term may be extended in accordance with Section 2.2 (Project Selection; Research Term Extension) or Section 12.2(a) (End of Research Term) or terminated in accordance with Section 12.2.(b)(ii) (Project Termination).

2.Except as amended hereby, all other terms of the Agreement shall remain unchanged and in full force and effect.

3.This Amendment No. 6 will be governed by, and construed in accordance with, the laws of the state of New York, without taking into consideration any choice of law principles that would lead to the application of the laws of another jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 6 to be executed by their duly authorized representatives.

ASTELLAS PHARMA INC.		PROTEOSTASIS THERAPEUTICS, INC.
By:	:____/s/ Tatsuaki Morokata	By:	/s/ Meenu Chhabra
Name:	Tatsuaki Morokata	Name:	Meenu Chhabra
Title:	Senior Vice President, Innovation and Incubation Res. Labs., Drug Discovery Research	Title:	President and Chief Executive Officer

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